315442075.6 Exhibit 10.1 EARNOUT AGREEMENT THIS EARNOUT AGREEMENT (this “Agreement”) is entered into as of June 16, 2023, by and among Simulations Plus, Inc., a California corporation (“Parent”), Insight Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), Immunetrics, Inc., a Delaware corporation (“Company”), and LaunchCyte LLC as stockholder representative of the Company (“Stockholder Representative”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below) and, unless otherwise stated, section references herein shall refer to sections in this Agreement. RECITALS WHEREAS, pursuant to an Agreement and Plan of Merger, dated of even date herewith, by and among Parent, Merger Sub, Company, and Stockholder Representative (“Merger Agreement”), Merger Sub, a wholly owned subsidiary of Parent, is merging in and with the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent; and WHEREAS, the Merger Agreement provides that it is a condition precedent to the obligation of the Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement that the Company and the Stockholder Representative shall have entered into one or more counterparts of this Agreement, upon the terms and conditions set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and in consideration of the premises, representations, warranties, covenants, and agreements contained herein and subject to the conditions contained herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS “Determination Date” means either the closing date of any Sale of the Surviving Corporation or the date that Parent elects to terminate this Agreement pursuant to Section 6.1. “Earnout Payment” means any of a First Earnout Payment, a Second Earnout Payment, a Catch- Up Payment or a Liquidated Earnout Payment. “First Performance Period” means that period beginning on January 1, 2023 and ending on December 31, 2023. “Immunetrics Products” means (i) those products (and any component thereof) listed on Schedule 1 hereto (“Existing Products”); (ii) those products developed post-Closing that incorporate, as a necessary component for such product’s function, any Existing Product (or portion thereof) or are derived from an Existing Product (including, without limitation, models developed based on the Existing Products), (iii) any services related to the foregoing and provided by an individual who was employed by the Company prior to Closing. “Immunetrics Revenue” means the amount of revenue recognized by the Surviving Corporation, by Parent or any Affiliates of the foregoing, in each case, that is generated from the sale, license or other disposition of Immunetrics Products to third parties; such revenue as recognized in accordance with GAAP for Immunetrics Products. In the event that an Immunetrics Product is sold in a manner that is bundled with, or incorporated into other products and are not separately priced (a

- 2 - “Combination Product”), then Immunetrics Revenue shall refer only to such portion of the revenue recognized by the Surviving Corporation, Parent or any Affiliates of the foregoing, as opposed to the Combination Product (as a whole), in an amount equal to either the list price of the Immunetrics Product and other components or if such Immunetrics Product or other components do not have a list price, then an amount of the revenue that is relative to the revenue associated with similar sales of the other components. “Liquidated Earnout Payment” shall mean an amount equal to: (i) if the Determination Date is during the First Performance Period, Eight Million Dollars ($8,000,000), and (ii) if the Determination Date is during the Second Performance Period: (A) if the Liquidated Earnout Payment is paid pursuant to Section 6.1, (x) to the extent that the Immunetrics Revenue for the First Performance Period equals or exceeds the Floor, an amount equal to Eight Million Dollars ($8,000,000) minus any amounts paid hereunder with respect to the First Performance Period, and (y) to the extent that the Immunetrics Revenue for the First Performance Period is less than the Floor, an amount equal to Four Million Dollars ($4,000,000); and (B) if the Liquidated Earnout Payment is paid upon a Sale of the Surviving Corporation, (x) to the extent that the Immunetrics Revenue for the First Performance Period equals or exceeds the Floor, an amount equal to Four Million Dollars ($4,000,000) plus the Updated Catch-Up Payment, and (y) to the extent that the Immunetrics Revenue for the First Period is less than the Floor, an amount equal to Four Million Dollars ($4,000,000); and, in either case, minus any amounts offset against payment obligations of Equityholders pursuant to Section 7.3(k) of the Merger Agreement. “Performance Period” means either the First Performance Period or the Second Performance Period. “Sale of the Surviving Corporation” means any transaction or series of transactions pursuant to which any Person, other than the Parent or a direct or indirect Subsidiary of the Parent, directly or indirectly, acquires (A) fifty percent (50%) or more of the outstanding equity or voting securities of the Surviving Corporation (whether by merger, consolidation, reorganization, combination, sale, transfer or otherwise) or (B) all or substantially all of the Surviving Corporation’s assets determined on a consolidated basis; provided that “Sale of the Surviving Corporation” solely includes a bona fide, arms’ length transaction (or series of transactions, as the case may be) with a third party. “Second Performance Period” means that period beginning on January 1, 2024 and ending on December 31, 2024. “Updated Catch-Up Payment” means (i) if the Determination Date is on or prior to March 31, 2024, the Catch-Up Payment that would be paid if Immunetrics Revenue for the Second Performance Period was equal to Nine Million Dollars ($9,000,000), and (ii) if the Determination Date is after March 31, 2024, the Catch-Up Payment that would be paid if Immunetrics Revenue for the Second Performance Period was equal to the actual Immunetrics Revenue for the calendar year of 2024 up to the Determination Date, which amount shall be annualized for a twelve (12) month period. For illustration purposes only, if the Determination Date is May 31, 2024, and the actual Immunetrics Revenue for the five month period ending May 31, 2024 is equal to Four Million Dollars ($4,000,000), then the Updated Catch-Up Payment

- 3 - shall equal that amount that would be paid if the Immunterics Revenue for the Second Performance Period was equal to Nine Million Six Hundred Thousand Dollars ($9,600,000) (i.e., $4,000,000 x (12/5)). ARTICLE II EARNOUT CONSIDERATION GENERALLY Section 2.1 Amount of Earnout Consideration. Subject to the terms and conditions set forth herein, up to Four Million Dollars ($4,000,000) shall be payable in relation to the First Performance Period (the “First Tranche”) and up to Four Million Dollars ($4,000,000) plus any Catch-Up Payment, if any, shall be payable in relation to the Second Performance Period (the “Second Tranche”). Equityholders shall not be entitled to any interest on any payments made pursuant to this Agreement. For the avoidance of doubt, in no circumstance shall the total amount payable by Parent pursuant to this Agreement exceed Eight Million Dollars ($8,000,000) (the “Cap”). Section 2.2 Treatment of Payments. In accordance with Section 1.6(h) of the Merger Agreement, the parties acknowledge and agree that any amount that becomes payable to the Equityholders with respect to any Performance Period pursuant to this Agreement is part of the aggregate acquisition consideration payable in respect of Company Capital Stock, Company Options, and Company Bonus Arrangements in accordance with the Merger Agreement, and, in the absence of a contrary “determination” (within the meaning of section 1313(a) of the Code), shall not take any position for U.S. federal income tax purposes inconsistent with such characterization. Consistent with the Merger Agreement, the Transaction Payroll Taxes related to the payment of the Earnout Payments shall be borne and paid exclusively by the Surviving Corporation. Section 2.3 Set-Off. Any amounts the Equityholders may be entitled to receive pursuant to this Agreement, in whole or in part, are subject in all cases to the right of setoff granted to Parent pursuant to Section 7.3(k) of the Merger Agreement, provided that Parent has provided a detailed written notice to the Stockholder Representative setting forth the basis for any such setoffs and the amounts of such setoffs. ARTICLE III EARNOUT ENTITLEMENT AND PAYMENT Section 3.1 First Performance Period. Equityholders shall be entitled to that portion of the First Tranche corresponding to the amount of Immunetrics Revenue recognized during the First Performance Period as set forth on Schedule 1 (the “First Earnout Payment”). For the avoidance of doubt, if Immunetrics Revenue is less than Five Million One Hundred Thousand Dollars ($5,100,000) during the First Performance Period (the “Floor”), the Equityholders shall not be entitled to any portion of the First Tranche and if Immunetrics Revenue equals or exceeds Six Million One Hundred Thousand Dollars ($6,100,000) during the First Performance Period (the “First Target”), Equityholders shall be entitled to the entire amount of the First Tranche. Further, if Immunetrics Revenue exceeds the First Target during the First Performance Period, such amounts in excess of the First Target shall be treated as, and therefore count towards, Immunetrics Revenue recognized during the Second Performance Period (any such excess, a “Rollover Amount”). Section 3.2 Second Performance Period. Equityholders shall be entitled to that portion of the Second Tranche corresponding to the amount of Immunetrics Revenue (with the addition of any Rollover Amount) recognized during the Second Performance Period, as set forth on Schedule 2 (the “Second Earnout Payment”). For the avoidance of doubt, if Immunetrics Revenue is less than Seven Million Dollars ($7,000,000) during the Second Performance Period (with the addition of any Rollover Amount), the Equityholders shall not be entitled to any portion of the Second Tranche and if Immunetrics Revenue

- 4 - equals or exceeds Eight Million Dollars ($8,000,000) during the Second Performance Period (the “Second Target”), Equityholders shall be entitled to the entire amount of the Second Tranche. Section 3.3 Catch-Up Payment. If Immunetrics Revenue did not meet the First Target during the First Performance Period, but exceeded the Second Target during the Second Performance Period (any such excess, the “Excess Revenue”), then, in addition to amounts payable pursuant to Section 3.2, Equityholders shall be entitled to receive a certain amount of the unpaid portion of the First Tranche corresponding to the amount of Excess Revenue as set forth on Schedule 3 (the “Catch-Up Payment”). Notwithstanding the foregoing, (i) if, Immunetrics Revenue during the First Performance Period is less than the Floor, the terms of this Section 3.3 will not apply and no Catch-Up Payment will be payable and (ii) the Catch-Up Payment will not exceed an amount equal to (x) Four Million Dollars ($4,000,000) minus (y) the amount of the First Earnout Payment (the “Catch-Up Cap”). Section 3.4 Payment. With respect to each Performance Period, within five (5) Business Days following the date that the Earnout Payment for such Performance Period becomes final and binding in accordance with Section 4.2 (each an “Earnout Payment Date”), the Parent shall pay the associated Earnout Payment (if any) in accordance with Section 1.10 of the Merger Agreement. Notwithstanding the foregoing, Parent may withhold or deduct from any Earnout Payment, if any, any amounts that may be withheld or deducted pursuant the terms of the Merger Agreement. Section 3.5 Acceleration of Earnout Consideration. If, during any Performance Period, there is a Sale of the Surviving Corporation, then, not later than the closing date of such transaction, the Parent shall pay the Liquidated Earnout Payment (if any) in accordance with Section 1.10 of the Merger Agreement, and whereupon this Agreement (and all rights and obligations of the parties hereto) shall terminate. Notwithstanding the foregoing, Parent may withhold or deduct from any Liquidated Earnout Payment, if any, any amounts that may be withheld or deducted pursuant the terms of the Merger Agreement. ARTICLE IV EARNOUT STATEMENT Section 4.1 Earnout Statement; Access to Information. As promptly as practicable, but in any event not later than sixty (60) days after the end of the applicable Performance Period, Parent will deliver to the Stockholder Representative a statement (an “Earnout Statement”), setting forth the Parent’s good faith calculation of the Immunetrics Revenue for the applicable Performance Period and a calculation of the resulting Earnout Payment (if any) for such Performance Period together with the applicable supporting documents, subject to any applicable confidentiality or non-disclosure obligations of Parent, provided that Parent shall use reasonable efforts to seek to provide access to such supporting documents in a manner that does not violate such restrictions. After delivery of the Earnout Statement, upon the prior written request of the Stockholder Representative, the Stockholder Representative and its representatives shall be permitted reasonable access during normal business hours to review the Parent’s and the Surviving Corporation’s contracts and books and records and any work papers (including any work papers of the Parent’s and the Surviving Corporation’s accountants) to the extent they may reasonably request for purposes of their review of the Earnout Statement (subject to the execution and delivery of customary confidentiality agreements). Notwithstanding the foregoing, the Stockholder Representative’s access rights shall be exercised in such manner as not to interfere unreasonably with the conduct of the Parent, Surviving Corporation or any other business of Parent or Surviving Corporation, and Parent may withhold any document (or portions thereof) or information to the extent that (a) it may not be disclosed pursuant to the terms of a non-disclosure agreement with a third party, provided that Parent shall use reasonable efforts to obtain a waiver of such restriction or otherwise seek to provide access to such information in a manner that does not violate such restriction, (b) it may constitute privileged attorney-client communications or attorney work product and

- 5 - the transfer of which, or the provision of access to which, as reasonably determined by Parent’s counsel, constitutes a waiver of any such privilege or (c) the provision of access to such document (or portion thereof) or information, as determined by Parent’s counsel, would reasonably be expected to conflict with applicable Legal Requirements. Section 4.2 Earnout Statement Dispute Resolution. (a) If the Stockholder Representative has any objections to the Earnout Statement, the Stockholder Representative shall deliver to the Parent a statement setting forth in reasonable detail each item in dispute, the amount thereof in dispute and the basis for its objections thereto (an “Objections Statement”). If (i) the Stockholder Representative notifies the Parent in writing of its acceptance of the Earnout Statement or (ii) an Objections Statement is not delivered to Parent within twenty-five (25) days after delivery of the Earnout Statement, then the Earnout Statement shall be final, binding and nonappealable and the Parent shall, within five (5) Business Days thereafter, pay the Earnout Payment as set forth in the Earnout Statement pursuant to Section 3.4. The Parent and the Stockholder Representative shall negotiate in good faith to resolve any objections set forth in the Objections Statement (and all such discussions related thereto shall, unless otherwise agreed by the Parent and the Stockholder Representative, be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state rule)), but if they do not reach a final resolution within thirty (30) days after the delivery of the Objections Statement, either Parent or Stockholder Representative may elect to submit such dispute to a court of competent jurisdiction pursuant to Section 6.4 of this Agreement and Section 8.13 of the Merger Agreement. ARTICLE V COVENANTS Section 5.1 Operations. Except as the Parent and the Stockholder Representative may otherwise agree in writing or to the extent otherwise provided in this Agreement, Parent shall, and shall cause its Subsidiaries and their respective officers, managers and employees to, use commercially reasonable efforts to substantially comply with the staffing plan as attached hereto at Exhibit A (the “Staffing Plan”). Section 5.2 Circumvention. (a) The following actions shall be considered an event giving rise to a right of adjustment pursuant to Section 5.4 (each an “Adjustment Event”): (i) Parent, Parent’s Subsidiaries and their respective officers, managers and employees intentionally take, or intentionally fail to take, any action to materially reduce the amount of Immunetrics Revenue during any Performance Period, in bad faith and with the intent of effectuating such reduction; (ii) Parent, or the Surviving Corporation at Parent’s instruction, deviate from the Staffing Plan and such deviation (A) is not made in good faith, and (B) directly causes a material reduction in the amount of Immunetrics Revenue during any Performance Period; (iii) Steven Chang is terminated without Cause pursuant to Section 6.5 of that certain Amended and Restated Employment Agreement by and between the Company and Steven Chang of even date herewith. (b) Notwithstanding the foregoing subsection (a), the following events shall not be an Adjustment Event: (i) Parent’s substantial or good faith compliance with the Staffing Plan, (ii) the operation

- 6 - of any business of Parent, or its Affiliates’ (other than the Surviving Company) that does not, in whole or in part involve Immunetrics Products, (iii) Parent’s reasonable refusal to consent pursuant to Section 5.3 or (iv) any action or failure to act based, in whole or in part, on a material underperformance of the Surviving Corporation. Section 5.3 Pricing Deviations. Except as the Parent may otherwise consent in writing, such consent not to be unreasonable withheld, the Surviving Corporation, and its respective officers, managers and employees will not (a) deviate from the pricing profile of Immunetrics Products employed by the Company prior to Closing, such pricing profile as attached at Exhibit B, (b) materially change the methods of financial accounting of the Surviving Corporation, except as required by a required change in GAAP; (c) accelerate the collection of any accounts receivable or delay the payment of accounts payable outside the ordinary course of business, (d) change any policies or practices with regard to the extension of discounts or credit to customers, or (e) otherwise take any action for the purpose of materially affecting the calculation of Immunetrics Revenue. Section 5.4 Adjustments. In the event of an Adjustment Event, the Parent and the Stockholder Representative shall cooperate in good faith to agree on adjustments to the recognition of Immunetrics Revenue with the objective of providing to the Equityholders the same economic effect as contemplated by this Agreement prior to such event, however, no such adjustment shall cause the total amount payable by Parent pursuant to this Agreement to exceed the Cap. This Section 5.4 shall be the sole and exclusive remedy of the Stockholder Representative and Equityholders for any breach of this Article V by Parent. Section 5.5 Freedom to Operate. Subject only to the obligation to effectuate an Adjustment pursuant to Section 5.4, Parent shall have the sole and absolute right to make any and all business decisions related to the Surviving Corporation, including operating the Surviving Corporation in the manner which the Parent’s management and board of directors deem most beneficial for the Parent and Parent’s direct and indirect shareholders and, without limiting the generality of the foregoing, to the extent that a decision is made by the Surviving Corporation or any of its officers, final approval for all operational matters, including hiring and budget decisions. ARTICLE VI GENERAL Section 6.1 Termination. This Agreement shall automatically terminate upon the earliest to occur of: (a) such time as the Parent has paid, or offset against payment obligations of Equityholders pursuant to Section 7.3(k) of the Merger Agreement, an aggregate amount of Earnout Payments equal to the Cap; or (b) following the end of the Second Performance Period, (i) upon payment by the Parent, or offset against payment obligations of Equityholders pursuant to Section 7.3(k) of the Merger Agreement, of all Earnout Payments, if any, owed hereunder, or (ii) determination that no Second Earnout Payment is due. Notwithstanding the foregoing, at any time prior to the expiration of the Second Performance Period, Parent may elect, in its sole and absolute discretion, to terminate all of its obligations hereunder paying, in a manner in accordance with Section 1.10 of the Merger Agreement, the Liquidiated Earnout Amount. Section 6.2 Entire Agreement. This Agreement, together with the Merger Agreement (and the Exhibits and Schedules thereto) and other Related Agreements, and any certificates or other documents

- 7 - delivered thereunder, supersedes all prior agreements, understandings, or representations by or among the parties hereto, written or oral, that may have related in any way to the subject matter thereof. In the event of any conflict between the terms of this Agreement and the Merger Agreement the terms of the Merger Agreement shall control. Section 6.3 Fees and Expenses. Except as otherwise specifically provided in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses. Section 6.4 Miscellaneous. The following sections of the Merger Agreement are hereby incorporated by reference: Section 8.1 (Certain Interpretations), Section 8.2 (Amendment), Section 8.3 (Assignment), Section 8.4 (Notices), Section 8.5 (Public Disclosure), Section 8.8 (No Third Party Beneficiaries), Section 8.9 (Specific Performance and Other Remedies), Section 8.10 (Severability), Section 8.11 (Conflicts; Privilege), Section 8.12 (Governing Law), Section 8.13 (Exclusive Jurisdiction), Section 8.14 (Waiver of Jury Trial), Section 8.15 (Attorneys’ Fees), Section 8.16 (Counterparts) and Section 8.17 (Non-Recourse). [Signature Page Follows]

- 8 - IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Agreement to be executed as of the date first written above. SIMULATIONS PLUS, INC. By: /s/ Shawn O’Connor Name: Shawn O’Connor, CEO INSIGHT MERGER SUB, INC. By: /s/ Shawn O’Connor Name: Shawn O’Connor, CEO [Signature Page to Earnout Agreement]

- 9 - IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Agreement to be executed as of the date first written above. IMMUNETRICS, INC. By: /s/ Steven Chang Name: Steven Chang Title: President and Chief Executive Officer [Signature Page to Earnout Agreement]

- 10 - IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Agreement to be executed as of the date first written above. LaunchCyte LLC, solely in its capacity as the Stockholder Representative By: /s/ Frank J. Lucchino Jr. Name: Frank J. Lucchino Jr. Title: CEO [Signature Page to the Earnout Agreement]

Schedule 1 SCHEDULE 1 FIRST PERFORMANCE PERIOD Immunetrics Revenue in the First Performance Period (‘000s) Amount of First Tranche that is payable ($000s) Equals or exceeds $6,100 $4,000 Equals or exceeds $6,000 but is less than $6,100 $3,700 Equals or exceeds $5,900 but is less than $6,000 $3,400 Equals or exceeds $5,800 but is less than $5,900 $3,100 Equals or exceeds $5,700 but is less than $5,800 $2,800 Equals or exceeds $5,600 but is less than $5,700 $2,500 Equals or exceeds $5,500 but is less than $5,600 $2,200 Equals or exceeds $5,400 but is less than $5,500 $1,900 Equals or exceeds $5,300 but is less than $5,400 $1,600 Equals or exceeds $5,200 but is less than $5,300 $1,300 Equals or exceeds $5,100 but is less than $5,200 $1,000 Less than $5,100 $0 For illustrative purposes only, if Immunetrics Revenue during the First Performance Period equals $5,650,000, the First Earnout Payment will equal $2,500,000.

Schedule 2 SCHEDULE 2 SECOND PERFORMANCE PERIOD Immunetrics Revenue in the Second Performance Period (‘000s) Amount of Second Tranche that is payable ($000s) Equals or exceeds $8,000 $4,000 Equals or exceeds $7,900 but is less than $8,000 $3,700 Equals or exceeds $7,800 but is less than $7,900 $3,400 Equals or exceeds $7,700 but is less than $7,800 $3,100 Equals or exceeds $7,600 but is less than $7,700 $2,800 Equals or exceeds $7,500 but is less than $7,600 $2,500 Equals or exceeds $7,400 but is less than $7,500 $2,200 Equals or exceeds $7,300 but is less than $7,400 $1,900 Equals or exceeds $7,200 but is less than $7,300 $1,600 Equals or exceeds $7,100 but is less than $7,200 $1,300 Equals or exceeds $7,000 but is less than $7,100 $1,000 Less than $7,000 $0 For illustrative purposes only, if Immunetrics Revenue during the Second Performance Period equals $7,650,000, the Second Earnout Payment will equal $2,800,000.

Schedule 3 SCHEDULE 3 CATCH UP PAYMENT Excess Revenue (‘000) Subject to the Catch-Up Cap, Maximum Amount of First Tranche that is payable as a Catch-Up Payment ($000s)* Equals or exceeds $1,000 $3,000 Equals or exceeds $900 but is less than $1,000 $2,700 Equals or exceeds $800 but is less than $900 $2,400 Equals or exceeds $700 but is less than $800 $2,100 Equals or exceeds $600 but is less than $700 $1,800 Equals or exceeds $500 but is less than $600 $1,500 Equals or exceeds $400 but is less than $500 $1,200 Equals or exceeds $300 but is less than $400 $900 Equals or exceeds $200 but is less than $300 $600 Equals or exceeds $100 but is less than $200 $300 Less than $100 $0 * Subject to the terms of Section 3.3. For illustrative purposes only, if Immunetrics Revenue during the First Performance Period equals $5,650,000, such that the First Earnout Payment is only $2,500,000 (with $1,500,000 of the First Tranche unpaid) and Immunetrics Revenue during the Second Performance Period equals $8,350,000, the Second Earnout Payment will equal $4,000,000 and the Catch-Up Payment will equal $900,000. For illustrative purposes only, if Immunetrics Revenue during the First Performance Period equals $5,650,000, such that the First Earnout Payment is only $2,500,000 (with $1,500,000 of the First Tranche unpaid) and Immunetrics Revenue during the Second Performance Period equals $8,650,000, the Second Earnout Payment will equal $4,000,000 and the Catch-Up Payment will equal $1,500,000 as the Catch-Up Cap applies.

Exhibit A Exhibit A STAFFING PLAN

Exhibit B Exhibit B PRICING PROFILE